UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 3, 2014 (February 27, 2014)

Date of Report (Date of earliest event reported)

Petron Energy II, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-160517	26-3121630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 960

Dallas, Texas 75252

(Address of principal executive offices)

(972) 272-8190

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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PETRON ENERGY II, INC.

Form 8-K

Current Report

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION; CHANGE IN FISCAL YEAR

Increase in Authorized Shares

On February 27, 2014, the Company, by and through its Board of Directors and with written consent of a majority of its shareholders entitled to vote, effectuated an increase in the total number of authorized stock of the Corporation from 6,010,000,000 to 15,010,000,000 shares consisting of: (i) 15,000,000,000 shares of common stock, par value $0.001 per share; and (ii) 10,000,000 shares of preferred stock par value $0.001 per share.

The above description of the amendment to the Company’s Articles of Incorporation (the “Amendment”) is intended as a summary only and which is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Amendments, this reference is made to such Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by this reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1	February 27, 2014 Amendment to Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 3, 2014

Petron Energy II, Inc.
By: /s/ Floyd L. Smith
Floyd L. Smith
Chief Executive Officer

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